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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Current Report on Form 8-K of American International Group, Inc. dated September 17, 2001 of our report dated January 23, 2001 with respect to the consolidated financial statements of American General Corporation incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                    Ernst & Young LLP

Houston, Texas
September 17, 2001